      As filed with the Securities and Exchange Commission on July 15, 1999

                                          Registration No. 33-__________________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               ALPHA MICROSYSTEMS
               (Exact name of issuer as specified in its charter)


                  California                            95-3108178
         -------------------------------             -------------------
         (State or other jurisdiction of              (I.R.S. Employer
         incorporation or organization)              Identification No.)


                           2722 SOUTH FAIRVIEW STREET
                           SANTA ANA, CALIFORNIA 92704
               (Address of Principal Executive Offices) (Zip Code)


                               ALPHA MICROSYSTEMS
                        1998 STOCK OPTION AND AWARD PLAN
                            (Full title of the plan)


            DOUGLAS J. TULLIO, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               ALPHA MICROSYSTEMS
                           2722 SOUTH FAIRVIEW STREET
                           SANTA ANA, CALIFORNIA 92704
                     (Name and address of agent for service)


                                 (714) 957-8500
          (Telephone number, including area code, of agent for service)


                                    Copy to:
                             DEBRA DISON HALL, ESQ.
                   ALLEN, MATKINS, LECK, GAMBLE & MALLORY LLP
                      515 SOUTH FIGUEROA STREET, 7TH FLOOR
                       LOS ANGELES, CALIFORNIA 90071-3398
                                 (213) 622-5555


                                                 CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                                                      Proposed
                                                              Proposed                maximum
   Title of Securities              Amount to be          maximum offering       aggregate offering       Amount of
     to be registered                registered           price per unit(*)           price(*)         registration fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock (No par value)       2,500,000 shares            $6.188                 $1,547,000              $430

========================================================================================================================

(*) Estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based upon on the market price of Common Stock on July 14, 1999.

The Exhibit Index to this Registration Statement is located on page 6 of this filing.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents which have been filed by Alpha Microsystems, a California corporation (the "Corporation" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") are incorporated herein by this reference and made a part hereof:

        1. Transition Report on Form 10-K for the transition period period from February 23, 1998 to December 31, 1998.

        2. Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999.

        3. Description of the Corporation's Common Stock, contained in its Registration Statement on Form 8-A, dated June 24, 1982, filed under
            Section 12(b) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), including any amendment or report filed for the purpose of updating such description.

        All documents filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Legal matters in connection with the shares of Common Stock of the Corporation subject to issuance pursuant to the Corporation's 1998 Stock Option and Award Plan, have been passed upon by Allen, Matkins, Leck, Gamble & Mallory LLP, 18400 Von Karman, Fourth Floor Irvine, California 92612.

        Marvin E. Garrett, a partner in the law firm of Allen, Matkins, Leck, Gamble & Mallory LLP, beneficially owns 32,000 shares of the Corporation's Common Stock

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Registrant is a California corporation. Section 317 of the General Corporation law of the State of California authorizes indemnification of directors, officers, employees and other agents of California corporations.

        Pursuant to the Corporation's Articles of Incorporation, Bylaws and indemnification agreements with various officers and directors, under certain circumstances, the Corporation (i) will indemnify directors and officers (the "Indemnitees") to the full extent authorized by the General Corporation Law of the State of California, (ii) will advance expenses to the Indemnitees for defending certain proceedings, and (iii) is authorized to maintain certain policies of insurance to protect itself and any of its directors, officers or employees. The Corporation currently maintains policies of insurance under which the directors and officers of the Corporation are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        The Exhibit Index immediately preceding the exhibits is incorporated herein by this reference.

ITEM 9. UNDERTAKINGS.

        (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

                Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) in this Item 9 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on this 15th day of July, 1999.

                                           Alpha Microsystems
                                           (a California corporation)

                                           By: /s/ DOUGLAS J. TULLIO
                                               ---------------------------------
                                           Douglas J. Tullio
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each individual whose signature appears below constitutes and appoints Clark E. Reynolds, Douglas J. Tullio and Jeffrey J Dunnigan, and each of them, such person's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                                TITLE                              DATE
         ---------                                -----                              ----

/s/ DOUGLAS J. TULLIO                       Chairman of the Board,              July 15, 1999
-------------------------------             Chief Executive Officer
Douglas J. Tullio                           and Director


/s/ CARLOS D. DE MATTOS                     Director                            July 15, 1999
-------------------------------
Carlos D. De Mattos


/s/ BENJAMIN P. GIESS                       Director                            July 15, 1999
--------------------------------
Benjamin P. Giess


/s/ ROCKELL N. HANKIN                       Director                            July 15, 1999
--------------------------------
Rockell N. Hankin


/s/ RICHARD E. MAHMARIAN                    Director                            July 15, 1999
--------------------------------
Richard E. Mahmarian


/s/ CLARKE E. REYNOLDS                      Director                            July 15, 1999
--------------------------------
Clarke E. Reynolds


/s/ SAM YAU                                 Director                            July 15, 1999
---------------------------------
Sam Yau


/s/ JEFFREY J. DUNNIGAN                     Chief Financial Officer             July 15, 1999
---------------------------------           and Secretary
Jeffrey J. Dunnigan

                                  EXHIBIT INDEX

     EXHIBIT
     NUMBER                        DESCRIPTION
     -------                       -----------
      4.1 Articles of Incorporation, as amended, of Registrant (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (Registration No. 2-72222) of Registrant, filed May 11, 1981)

      4.2 Certificate of Amendment of Articles of Incorporation of Registrant dated as of September 12, 1984 (incorporated herein by reference to Exhibit 4.0 to the Quarterly Report on Form 10-Q of Registrant for the quarter ended August 26, 1984)

      4.3 Certificate of Amendment of Articles of Incorporation of Registrant dated as of September 29, 1988 (incorporated herein by reference to Exhibit 3.2 to the Annual Report on Form 10-K of Registrant for the Year Ended February 23, 1997)

      4.4 Certificate of Amendment of the Articles of Incorporation of Registrant dated June 25, 1992 (incorporated herein by reference to Exhibit 10.71 to the Quarterly Report on Form 10-Q of Registrant for the Quarter ended May 31, 1992)

      4.5 Certificate of Amendment of the Articles of Incorporation of Registrant dated October 16, 1998 (incorporated herein by reference to Exhibit 3.6 to the Quarterly Report on Form 10-Q of Registrant for the Quarter ended November 22, 1998)

      4.8 Certificate of Determination of Rights and Preferences of Class A Cumulative, Redeemable and Exchangeable Preferred Stock, Class B Cumulative, Redeemable and Exchangeable Preferred Stock, Class C Cumulative, Redeemable and Exchangeable Preferred Stock and Voting Preferred Stock (incorporated herein by reference to Exhibit 4 to the Form 8-K of Registrant dated August 7, 1998)

      4.9 Certificate of Determination of Rights and Preferences of Class A1 Cumulative, Redeemable and Exchangeable Preferred Stock, Class A2 Cumulative, Redeemable and Exchangeable Preferred Stock, Class B1 Cumulative, Redeemable and Exchangeable Preferred Stock, Class C1 Cumulative, Redeemable and Exchangeable Preferred Stock and Class D Cumulative, Redeemable and Exchangeable Preferred Stock (incorporated herein by reference to Exhibit 4.9 to the Form 10-K of Registrant for the transition period from February 23, 1998 to December 31, 1998)

      4.10 Restated Bylaws of Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-8 (Registration No. 333-20771) filed January 31, 1997)

      4.11      Amendment to Article III, Section 2, Section 3 and Section 4 and
                Article IV, Section 1 to the Restated Bylaws of Registrant (incorporated herein by reference to Exhibit 3.5 to the Form 10-Q of Registrant for the Quarter ended November 22, 1998)

      5         Opinion of Allen, Matkins, Leck, Gamble & Mallory LLP

     10.1       Alpha Microsystems 1998 Stock Option and Award Plan


     23.1 Consent of Allen, Matkins, Leck, Gamble & Mallory LLP (included as part of Exhibit 5 hereto)

     23.2       Consent of Ernst & Young LLP

     24         Power of Attorney (included at page 4 of the Registration
                Statement)